EXHIBIT 99.1

Alta Mesa Announces $300 Million Equity Commitment by High Mesa and Third Quarter Results

HOUSTON, Nov. 10, 2016 (GLOBE NEWSWIRE) -- Alta Mesa Holdings, LP announced the following financial events and operational updates – see highlights below. A conference call to discuss these announcements is scheduled for today at 2 p.m. Central time (888-347-8149).

Highlights:

  Equity investment of $300 million to be made by High Mesa, Inc.
  Second lien term loan of $125 million will be fully repaid
  First lien will be partially paid down leaving an estimated availability of $223 million undrawn
  Borrowing base to be reaffirmed at $300 million
  Senior secured credit facility maturity extended to 2018, springing to 2020 upon bond refinancing
  Net Loss for 3Q-2016 totaled $26.6 million
  Adjusted EBITDAX for 3Q-2016 totaled $38.4 million
  Production totaled 1.8 MMBOE, or 20,000 BOE per day
  Expanded STACK leasehold approaching 100,000 net acres in up-dip oil window
  Type curve for 4,800 ft horizontal STACK well - 640 MBOE, ~70% liquids
  Fifth drilling rig added to operations in Oklahoma STACK Play

New Equity

Alta Mesa Holdings, LP’s parent company, High Mesa, Inc., has committed to invest $300 million of capital in Alta Mesa. Funds were derived from the sale of preferred equity, for a minority interest in High Mesa to BCE-MESA Holdings LLC, an affiliate of Bayou City Energy Management, LLC, a private equity firm focused on investments in the North American upstream oil and gas sector. The $300 million in funds will be used to fully repay Alta Mesa’s $125 million second lien term loan (plus a prepayment premium of $2.5 million) and to partially pay down its first lien credit facility, leaving an estimated availability of $223 million undrawn.

Amended and Restated Credit Facility

Pending final execution of the amended credit agreement, the Company anticipates that the borrowing base for its credit facility will be reaffirmed at its current level of $300 million in addition to the maturity of the credit facility being extended to April, 2018. Should Alta Mesa’s senior notes be refinanced or paid off, the credit facility maturity will be extended to November, 2020. Alta Mesa is in compliance with all of the financial covenants associated with this credit facility. The next scheduled redetermination of the borrowing base is May 1, 2017. The credit facility is provided by a syndicate of eight banks agented by Wells Fargo Bank, N.A.

Summary of Financial and Production results - Third Quarter of 2016

For the third quarter of 2016, Alta Mesa recorded a net loss of ($26.6) million.

Adjusted earnings before interest, income taxes, depreciation, depletion and amortization and exploration costs (“Adjusted EBITDAX”) in the third quarter of 2016 was $38.4 million, above the 3Q-2016 guidance of $36-$38 million. Adjusted EBITDAX in the third quarter of 2016 includes the settlement of approximately $18.2 million of oil derivative contracts prior to contract expiry. Adjusted EBITDAX for the fourth quarter of 2016 is expected to range between $37 and $40 million. Adjusted EBITDAX is a Non-GAAP financial measure and is described in the attached table under “Non-GAAP Financial Information and Reconciliation.”

Production volumes for the third quarter of 2016 totaled 1.8 MMBOE, or approximately 20,000 BOE per day, below the previously provided guidance for Q3-2016 of 22,000 to 24,000 BOE per day. This is primarily due to temporary shut-in of several wells while offset wells were being hydraulically fractured and completed in the Alta Mesa STACK play. Total Company production for the fourth quarter of 2016 is expected to average between 20,000 to 22,000 BOE per day.

Revenue from the sale of oil, natural gas and natural gas liquids in the third quarter of 2016 before the effects of commodity derivative contracts totaled $54.5 million. The settlement of derivative contracts totaled $17.8 million in the third quarter of 2016 and included $18.2 million in hedge optimizations and crude oil hedge settlements ahead of contract expiry.

Production costs, which includes lease operating expense, production and ad valorem taxes and workover expenses, in the third quarter of 2016 were $23.5 million, or $12.75 per BOE.

General and administrative costs in the third quarter of 2016 were $10.7 million.

Operational Highlights

In the Sooner Trend STACK Play in Oklahoma, Alta Mesa is currently operating four drilling rigs, and has mobilized a fifth rig into the play. Net production in this area averaged 13,600 BOE per day for the third quarter 2016 (67% oil and natural gas liquids), up 43% from 9,500 BOE per day in the third quarter of 2015. Since 2012 and through the end of the third quarter, Alta Mesa has drilled 117 horizontal STACK wells to delineate and hold acreage, while defining best practices for drilling and completions. Drilling and completion cost are approximately $3.2 million per well for a 4,800 foot lateral in the Mississippian Osage or Meramec, with the number of drilling days from spud to rig release averaging 15 days in 2016. Alta Mesa has progressed through four “generations” of well designs from the initial generation with 12-stage completions to our current generation that has 36-stage completions.  Based on the history of these wells, the Company has established a mean type curve of 270 MBO and 640 MBOE, the latter figure assuming three-stream production with ethane rejection.

The company is producing four multi-well / multi-bench patterns of three to five wells each, and is currently drilling a nine-well pattern, as a key part of the process to define the long-term development strategy for its acreage in the Mississippian Osage and Meramec formations.

During the third quarter of 2016, Alta Mesa completed 22 horizontal wells in the STACK, 10 of which were funded through the Company’s Joint Development Agreement with Bayou City Energy. As of the end of the third quarter, Alta Mesa had 23 horizontal wells “in progress”, nine of which are associated with Bayou City Energy. Seven of the 23 horizontal wells “in progress” have subsequently been placed on production.  During the quarter, Alta Mesa also participated as a non-operating working interest owner in several horizontal wells producing the Osage, Meramec, and Oswego formations.

In the Weeks Island Area, located in Iberia and St. Mary Parishes, Louisiana, the Company is continuing its 2016 development activity by focusing on maintaining production through more efficient lifting operations.  Production from the Weeks Island Area in the third quarter of 2016 was approximately 3,100 BOE per day, 91% oil.

Conference Call Information

A conference call to discuss third quarter results will take place at 2:00 p.m., Central time, on Thursday, November 10, 2016. To participate in this call, dial 888-347-8149 or 412-902-4228 (for International calls). A webcast of the call will be available on Alta Mesa’s website at www.altamesa.net. A replay of the conference call will be available for one week at 844-512-2921 or 412-317-6671 (International calls) reference Conference ID #10096089.

Alta Mesa Holdings, LP is a privately held company engaged primarily in onshore oil and natural gas acquisition, exploitation, exploration and production whose focus is to maximize the profitability of our assets in a safe and environmentally sound manner. We seek to maintain a portfolio of lower risk properties in plays with known resources where we identify a large inventory of lower risk drilling, development, and enhanced recovery and exploitation opportunities. We maximize the profitability of our assets by focusing on sound engineering, enhanced geological techniques including 3-D seismic analysis, and proven drilling, stimulation, completion, and production methods. Alta Mesa Holdings, LP is headquartered in Houston, Texas.

Safe Harbor Statement and Disclaimer

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, regarding Alta Mesa’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could”, “should”, “will”, “play”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Alta Mesa’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Forward-looking statements may include statements about Alta Mesa’s: business strategy; reserves quantities and the present value of its reserves; financial strategy, liquidity and capital required for its development program;  future realized oil and natural gas prices; timing and amount of future production of oil and natural gas; hedging strategy and results; future drilling plans; marketing of oil and natural gas; leasehold or business acquisitions; costs of developing its properties; liquidity and access to capital; uncertainty regarding its future operating results; and plans, objectives, expectations and intentions contained in this press release that are not historical. Alta Mesa cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, increased operating cost, lack of availability of drilling and production equipment and services, environmental risks, weather risk, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and other risks. Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. Specifically, future prices received for production and costs may vary, perhaps significantly, from the prices and costs assumed for purposes of these estimates.  Prices for oil or gas began a severe decline in the third half of 2014 and remain depressed as of the date of this press release.  Sustained lower prices will cause the twelve month weighted average price to decrease over time as the lower prices are reflected in the average price, which may result in the estimated quantities and present values of Alta Mesa’s reserves being reduced. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, Alta Mesa’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we may issue. Except as otherwise required by applicable law, we disclaim duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

ALTA MESA HOLDINGS, LP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

	(in thousands)
OPERATING REVENUES AND OTHER
Oil	$40,691	$50,208	$115,778	$159,852
Natural gas	9,790	8,382	20,277	24,804
Natural gas liquids	3,994	2,517	10,109	8,334
Other revenues	57	237	358	651
Total operating revenues	54,532	61,344	146,522	193,641
Gain (loss) on sale of assets	(8)	66,361	3,723	66,520
Gain (loss) on derivative contracts	3,508	72,019	(23,970)	83,618
Total operating revenues and other	58,032	199,724	126,275	343,779
OPERATING EXPENSES
Lease and plant operating expense	19,898	19,334	53,362	53,222
Production and ad valorem taxes	2,895	4,377	8,021	12,914
Workover expense	727	885	3,242	4,140
Exploration expense	8,590	6,825	15,304	37,166
Depreciation, depletion, and amortization expense	22,433	32,944	66,857	111,916
Impairment expense	919	8,933	14,238	86,294
Accretion expense	540	578	1,615	1,578
General and administrative expense	10,650	15,779	32,909	45,438
Total operating expenses	66,652	89,655	195,548	352,668
INCOME (LOSS) FROM OPERATIONS	(8,620)	110,069	(69,273)	(8,889)
OTHER INCOME (EXPENSE)
Interest expense	(18,186)	(16,782)	(52,253)	(46,397)
Interest income	239	107	672	536
Total other income (expense)	(17,947)	(16,675)	(51,581)	(45,861)
INCOME (LOSS) BEFORE STATE INCOME TAXES	(26,567)	93,394	(120,854)	(54,750)
Provision for state income taxes	—	315	107	891
NET INCOME (LOSS)	$(26,567)	$93,079	$(120,961)	$(55,641)

ALTA MESA HOLDINGS, LP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2016	2015

	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,204	$8,869
Short-term restricted cash	92,151	105
Accounts receivable, net of allowance of $951 and $1,402, respectively	31,885	27,111
Other receivables	4,090	18,526
Receivables due from affiliate	839	1,053
Prepaid expenses and other current assets	4,916	4,774
Derivative financial instruments	956	62,631
Total current assets	143,041	123,069
PROPERTY AND EQUIPMENT
Oil and natural gas properties, successful efforts method, net	600,478	525,942
Other property and equipment, net	9,376	11,097
Total property and equipment, net	609,854	537,039
OTHER ASSETS
Investment in LLC — cost	9,000	9,000
Deferred financing costs, net	1,298	1,199
Notes receivable due from affiliate	9,787	9,213
Advances to operators	27	37
Deposits and other long-term assets	3,099	1,333
Derivative financial instruments	3,956	41,635
Total other assets	27,167	62,417
TOTAL ASSETS	$780,062	$722,525
LIABILITIES AND PARTNERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$96,691	$84,002
Payables due to affiliate	13,425	—
Asset retirement obligations	149	729
Derivative financial instruments	5,312	—
Total current liabilities	115,577	84,731
LONG-TERM LIABILITIES
Asset retirement obligations, net of current portion	59,628	60,491
Long-term debt, net	860,896	717,775
Notes payable to founder	26,652	25,748
Derivative financial instruments	3,143	—
Other long-term liabilities	12,176	10,829
Total long-term liabilities	962,495	814,843
TOTAL LIABILITIES	1,078,072	899,574
Commitments and Contingencies (Note 10)
PARTNERS' DEFICIT	(298,010)	(177,049)
TOTAL LIABILITIES AND PARTNERS' DEFICIT	$780,062	$722,525

ALTA MESA HOLDINGS, LP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
	2016	2015

	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(120,961)	$(55,641)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, and amortization expense	66,857	111,916
Impairment expense	14,238	86,294
Accretion expense	1,615	1,578
Amortization of deferred financing costs	3,004	2,453
Amortization of debt discount	382	382
Dry hole expense	423	22,600
Expired leases	6,689	1,856
(Gain) loss on derivative contracts	23,970	(83,618)
Settlements of derivative contracts	83,839	77,591
Interest converted into debt	904	904
Interest on notes receivable	(574)	(528)
(Gain) on sale of assets	(3,723)	(66,520)
Changes in assets and liabilities:
Restricted cash	(92,046)	—
Accounts receivable	(4,774)	16,456
Other receivables	14,436	(10,954)
Receivables due from affiliate	214	(1,375)
Prepaid expenses and other non-current assets	(1,898)	(907)
Payables due to affiliate	13,425	—
Settlement of asset retirement obligation	(1,465)	(1,558)
Accounts payable, accrued liabilities, and other long-term liabilities	2,918	28,738
NET CASH PROVIDED BY OPERATING ACTIVITIES	7,473	129,667
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	(149,179)	(184,467)
Acquisitions	—	(48,637)
Proceeds from sale of property	1,405	25,847
Investment in restricted cash related to property divestiture	—	24,588
NET CASH USED IN INVESTING ACTIVITIES	(147,774)	(182,669)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	141,935	227,500
Repayments of long-term debt	(1,500)	(180,933)
Additions to deferred financing costs	(799)	(4,313)
Capital distributions	—	(3,810)
Capital contributions	—	20,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	139,636	58,444
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(665)	5,442
CASH AND CASH EQUIVALENTS, beginning of period	8,869	1,349
CASH AND CASH EQUIVALENTS, end of period	$8,204	$6,791
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$37,006	$30,524
Cash paid during the period for state taxes	$422	$750
Change in asset retirement obligations	$1,032	$279
Asset retirement obligations assumed, purchased properties	$—	$746
Change in accruals or liabilities for capital expenditures	$11,524	$(38,248)
Receivable from Eagle Ford divestiture	$—	$115,001

Prices
Below is a table of average prices received by the Company, with and without the effect of derivative contract settlements.

Average Prices excluding derivative contract settlements	Q3-2016
Natural Gas (per Mcf)	$2.53
Oil (per Bbl)	43.08
Natural Gas Liquids (per Bbl)	15.75
Combined (per BOE)	29.54

Average Prices including derivative contract settlements	Q3-2016
Natural Gas (per Mcf)	$2.92
Oil (per Bbl)	60.35
Natural Gas Liquids (per Bbl)	15.85
Combined realized (per BOE)	39.23

*Non-GAAP Financial Information and Reconciliation

Adjusted EBITDAX is a non-GAAP financial measure and as used herein represents net income/(loss) before interest expense, exploration expense, depletion, depreciation and amortization, impairment of oil and natural gas properties, accretion of asset retirement obligations, tax expense, gains/loss on sale of assets and the non-cash portion of gain/loss on oil, natural gas and natural gas liquids derivative contracts. Alta Mesa presents Adjusted EBITDAX because it believes Adjusted EBITDAX is an important supplemental measure of its performance that is frequently used by others in evaluating companies in its industry. Adjusted EBITDAX is not a measurement of Alta Mesa’s financial performance under GAAP, and should not be considered as an alternative to net income (loss), operating income (loss) or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of Alta Mesa’s profitability or liquidity. Adjusted EBITDAX has significant limitations, including that it does not reflect Alta Mesa’s cash requirements for capital expenditures, contractual commitments, working capital or debt service. In addition, other companies may calculate Adjusted EBITDAX differently than Alta Mesa does, limiting its usefulness as a comparative measure. The following table sets forth a reconciliation of net income (loss) as determined in accordance with GAAP to Adjusted EBITDAX for the periods indicated (unaudited in thousands):

	Three Months Ended
	Sept 30,
	2016	2015
Net income (loss)	($26,567)	$93,079
Adjustments to net income (loss):
Provision for income taxes	-	315
Interest expense	18,186	16,782
Exploration expense	8,590	6,825
Depreciation, depletion and amortization	22,433	32,944
Impairment expense	919	8,933
Accretion expense	540	578
(Gain)/Loss on sale of assets	8	(66,361)
(Gain) – on derivative contracts	(3,508)	(72,019)
Settlements of derivative contracts	17,848	19,135
Adjusted EBITDAX	$38,449	$40,211

FOR MORE INFORMATION, CONTACT:
Lance L. Weaver (281) 943-5597 lweaver@altamesa.net